Exhibit 99.1

ABM INDUSTRIES ANNOUNCES RESULTS FOR

SECOND QUARTER FISCAL 2016

Revenue Increase of 6.9% to $1.3 billion; Organic Growth of 4.0%

2020 Vision Implementation Continues

GAAP Continuing EPS of $0.12; Adjusted Continuing EPS of $0.31

Full Year Guidance Outlook Increased

Declaration of 201st Consecutive Quarterly Dividend

New York, NY - June 8, 2016 - ABM (NYSE:ABM), a leading provider of facility solutions, today announced financial results for the second quarter of fiscal 2016.

	Three Months Ended April 30,			Six Months Ended April 30,
($ in millions, except per share amounts) (unaudited)	2016	2015	Increase/ (Decrease)	2016	2015	Increase/ (Decrease)

Revenues	$1,257.1	$1,176.4	6.9%	$2,525.5	$2,370.9	6.5%

Operating profit	$11.8	$27.2	(56.7)%	$25.4	$44.0	(42.2)%

Income from continuing operations	$6.8	$16.0	(57.6)%	$20.4	$30.3	(32.6)%
Income from continuing operations per diluted share	$0.12	$0.28	(57.1)%	$0.36	$0.53	(32.1)%

Adjusted income from continuing operations	$17.7	$19.0	(6.7)%	$39.3	$37.2	5.7%
Adjusted income from continuing operations per diluted share	$0.31	$0.33	(6.1)%	$0.69	$0.65	6.2%

Net income	$4.4	$18.3	(76.1)%	$18.4	$36.0	(49.1)%
Net income per diluted share	$0.08	$0.32	(75.0)%	$0.32	$0.63	(49.2)%

Net cash provided by operating activities of continuing operations	$86.7	$66.6	30.2%	$78.5	$39.9	96.7%

Adjusted EBITDA	$46.0	$48.7	(5.5)%	$89.7	$87.5	2.6%
Adjusted EBITDA margin	3.7%	4.1%	(48) bps	3.6%	3.7%	(14) bps

This release refers to certain non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted income from continuing operations,” and “Adjusted income from continuing operations per diluted share”. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of underlying operational results and trends as well as the Company’s operational performance. Management also uses Adjusted EBITDA as a basis for planning and forecasting future periods. Please refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures. We round amounts in these schedules to millions and calculate all percentages and per-share data from the underlying whole-dollar amounts. As a result, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding.

Second Quarter Performance

For the second quarter of fiscal 2016, revenues of approximately $1.3 billion increased 6.9% compared to the second quarter of fiscal 2015. This was due primarily to strong organic growth within the Company's Janitorial segment driven by both increased Work Order (tag) sales and an increase in scope of work with existing accounts. Revenues also benefited from higher growth within the ABES (Technical Services) business. Organic revenue increased 4.0% compared to the second quarter of fiscal 2015.

On a GAAP basis, income from continuing operations was $6.8 million, or $0.12 per diluted share, compared to income from continuing operations of $16.0 million, or $0.28 per diluted share last year. Adjusted income from continuing operations for the second quarter of 2016 was $17.7 million, or $0.31 per diluted share, compared to $19.0 million, or $0.33 per diluted share for the second quarter of fiscal 2015. The decrease versus last year is attributable to higher insurance-related expenses, and one additional working day during the quarter. These expenses were partially offset by tag revenue within the Janitorial segment, higher revenue contribution from the ABES business, and the Company's 2020 Vision Savings initiatives.

Total net income for the second quarter of 2016 was $4.4 million, or $0.08 per diluted share, compared to net income of $18.3 million, or $0.32 per diluted share last year. Impacting total net income for the second quarter of 2016 was $10.9 million related to certain corporate items impacting comparability primarily driven by restructuring and related charges and litigation and other settlements. A full reconciliation of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

Adjusted EBITDA for the quarter was $46.0 million compared to $48.7 million in the second quarter of fiscal 2015 due to the aforementioned factors that impacted adjusted income from continuing operations. Adjusted EBITDA margin for the quarter was 3.7% versus 4.1% last year.

Scott Salmirs, President and Chief Executive Officer of ABM Industries, commented, "I am pleased with our financial performance despite the expected impact of insurance and one extra working day during the quarter. We successfully completed Phase I of our 2020 Vision transformation, and I am proud that we delivered on our goal of designing an organizational structure to support our 2020 Vision. Additionally, we are pleased to have delivered 2020 Vision savings at the high end of our projection for the first half of 2016. We are well on our way to achieving a run rate of $40 million to $50 million in operational efficiencies by the end of 2017."

Mr. Salmirs continued, "As we embark on the second phase of our 2020 Vision initiative, we are focused on developing the plans, tools and processes that will accelerate the impact of our new organizational structure and deliver EBITDA margin improvement."

Operating Results

For the second quarter of fiscal 2016, revenues increased by $80.7 million, or 6.9%, compared to the second quarter of fiscal 2015. This increase in revenues was attributable to organic growth stemming from tag sales and expansions of existing accounts within the Janitorial segment and Other (Air Serv) operations. Revenues were also driven by higher technical services revenues due to a strong backlog from the first quarter. In addition, acquisitions provided $34.0 million of incremental revenues during the quarter primarily related to the Company's Westway acquisition in the United Kingdom, which is reflected in the Building & Energy Solutions segment.

Operating profit for the quarter was $11.8 million compared to $27.2 million in the second quarter of fiscal 2015. Higher revenues and better contract mix within the Janitorial segment and higher contribution from the ABES business partially offset the decline in operating profit for the second quarter of fiscal 2016. Operating profit was adversely impacted by higher insurance related expenses, one additional working day in the quarter, and certain corporate items impacting comparability (refer to Reconciliations of Non-GAAP Financial Measures).

Liquidity & Capital Structure

The Company ended the quarter with total debt, including standby letters of credit, of $336.5 million. Total debt to proforma adjusted EBITDA was approximately 1.6x.

During the quarter, the Company repurchased approximately 0.3 million shares of common stock for $10.2 million. As of April 30, 2016, the Company had $167.1 million of remaining buyback availability under the $200.0 million share repurchase program.

In addition, the Company paid a quarterly cash dividend of $0.165 per common share for a total distribution of $9.3 million.

Declaration of Quarterly Cash Dividend

The Company also announced that the Board of Directors has declared a cash dividend of $0.165 per common share for the third quarter of fiscal 2016 payable on August 1, 2016 to shareholders of record on July 7, 2016. This will be the Company's 201st consecutive quarterly cash dividend.

Fiscal 2016 Guidance

The Company now expects GAAP income from continuing operations of $1.07 to $1.17 per diluted share for fiscal year 2016, or adjusted income from continuing operations of $1.55 to $1.65 per diluted share. This increased guidance is due to the benefit of timing associated with the 2020 Vision Initiative and other strategic project investments that have not yet occurred. This guidance excludes any potential benefits associated with certain discrete tax items that would impact the Company's effective tax rate.

Conference Call Information

ABM will host its quarterly conference call for all interested parties on Thursday, June 9, 2016 at 8:30 AM (ET). The live conference call can be accessed via audio webcast at the "Investors" section of the Company's website, located at www.abm.com, or by dialing (877) 664-7395 approximately 15 minutes prior to the scheduled time.

A supplemental presentation will accompany the webcast on the Company's website.

A replay will be available approximately two hours after the recording through June 17, 2016 and can be accessed by dialing (855) 859-2056 and then entering ID #13170692.  An archive will also be available on the ABM website for 90 days.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $4.9 billion and over 100,000 employees in 300+ offices throughout the United States and various international locations. ABM’s comprehensive capabilities include janitorial, electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, landscape & turf, mission critical solutions and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect the current expectations, estimates, or projections of ABM Industries Incorporated (“ABM”), and its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”), concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are inherently subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by these statements. We cannot assure you that any of our expectations, estimates, or projections will be achieved. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements. These factors include, but are not limited to the following: (1) changes to our businesses, operating structure, capital structure, or personnel relating to the implementation of our 2020 Vision strategic transformation initiative may not have the desired effects on our financial condition and results of operations; (2) high deductibles for certain insurable risks increases our exposure to volatility associated with those risks, including the possibility that: (i) our risk management and safety programs may not have the intended effect of reducing our insurance costs for casualty programs, and (ii) our insurance reserves may need to be materially adjusted from time to time; (3) the success of our business depends on our ability to preserve our long-term relationships with clients; (4) the success of our business depends on retaining senior management and attracting and retaining qualified personnel; (5) risks related to our acquisition strategy could have a negative impact on our results of operations; (6) intense competition could constrain our ability to gain business and reduce our profitability; (7) increases in costs that we cannot pass through to clients could negatively affect our profitability; (8) negative or unexpected tax consequences could adversely affect our results of operations; (9) expected benefits from our captive insurance company may not be achieved; (10) losses stemming from accidents or other incidents at facilities in which we operate could cause significant damage to our reputation and financial loss; (11) changes in energy prices and government regulations could adversely impact the results of operations of our Building & Energy Solutions business; (12) significant delays or reductions in appropriations for our government contracts may negatively affect our business and could have an adverse effect on our financial position, results of operations, and cash flows; (13) the failure of our joint venture partners to perform their obligations may negatively impact our ability to do business; (14) federal health care reform legislation may adversely affect our business and results of operations; (15) adverse weather conditions may negatively affect our business; (16) centralization of certain administrative functions could increase our exposure to business continuity risks; (17) cyber-security breaches, information technology interruptions, or date losses could expose us to risks; (18) services in areas of military conflict expose us to additional risks; (19) a decline in commercial office building occupancy and rental rates could reduce our revenues and profitability; (20) deterioration in general economic conditions could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (21) financial difficulties or bankruptcy of one or more of our clients could adversely affect our operating results; (22) future increases in the level of our debt or in interest rates could affect adversely our results of operations; (23) the ability to fund our operations and pay our debt obligations depends upon our access to cash; (24) goodwill impairment charges could have a material adverse effect on our financial condition and results of operations; (25) impairment of long-lived assets may adversely affect our operating results; (26) class and representative actions and other lawsuits alleging various claims could cause us to incur substantial liabilities; (27) changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations, and financial results; (28) labor disputes could lead to loss of revenues or expense variations; (29) participation in multiemployer pension plans could cause us to incur material liabilities; (30) actions of activist investors could be disruptive, costly, and cause uncertainty about the strategic direction of our business; and (31) disasters or acts of terrorism could disrupt services. The list of factors above is illustrative and by no means exhaustive. Additional information regarding these and other risks and uncertainties we face is contained in our Annual Report on Form 10-K for the year ended October 31, 2015 and in other reports we file from time to time with the Securities and Exchange Commission (including all amendments to those reports). We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward- looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations as adjusted for items impacting comparability, for the second quarter of fiscal years 2016 and 2015. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s marketplace performance. In addition, the Company has presented earnings before income from discontinued operations, net of income tax benefit, interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the second quarter of fiscal years 2016 and 2015. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:
Investors Relations:	Susie Choi	Media:	Chas Strong
	(212) 297-9721		(770) 953-5072
	susie.choi@abm.com		chas.strong@abm.com

Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended April 30,
($ in millions, except per share amounts)	2016	2015	Increase / (Decrease)
Revenues	$1,257.1	$1,176.4	6.9%
Expenses
Operating	1,132.4	1,052.6	7.6%
Selling, general and administrative	97.5	90.6	7.7%
Restructuring and related	8.8	—	100.0%
Amortization of intangible assets	6.6	6.0	11.1%
Total expenses	1,245.3	1,149.2	8.4%
Operating profit	11.8	27.2	(56.7)%
Income from unconsolidated affiliates, net	0.9	2.2	(59.6)%
Interest expense	(2.4)	(2.5)	(5.1)%
Income from continuing operations before income taxes	10.3	26.9	(61.7)%
Income tax provision	(3.5)	(10.9)	(67.8)%
Income from continuing operations	6.8	16.0	(57.6)%
Net (loss) income from discontinued operations	(2.4)	2.3	NM*
Net income	$4.4	$18.3	(76.1)%
Net income per common share — basic
Income from continuing operations	$0.12	$0.28	(57.1)%
(Loss) income from discontinued operations	(0.04)	0.04	NM*
Net income	$0.08	$0.32	(75.0)%
Net income per common share — diluted
Income from continuing operations	$0.12	$0.28	(57.1)%
(Loss) income from discontinued operations	(0.04)	0.04	NM*
Net Income	$0.08	$0.32	(75.0)%
Weighted-average common and common equivalent shares outstanding
Basic	56.4	56.8
Diluted	56.9	57.6
Dividends declared per common share	$0.165	$0.160

*	Not meaningful

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Six Months Ended April 30,
($ in millions, except per share amounts)	2016	2015	Increase / (Decrease)
Revenues	$2,525.5	$2,370.9	6.5%
Expenses
Operating	2,278.7	2,125.6	7.2%
Selling, general and administrative	192.4	189.3	1.6%
Restructuring and related	16.0	—	100.0%
Amortization of intangible assets	13.0	12.0	8.1%
Total expenses	2,500.1	2,326.9	7.4%
Operating profit	25.4	44.0	(42.2)%
Income from unconsolidated affiliates, net	3.3	3.7	(11.3)%
Interest expense	(5.1)	(5.2)	(2.4)%
Income from continuing operations before income taxes	23.6	42.5	(44.4)%
Income tax provision	(3.2)	(12.2)	(73.7)%
Income from continuing operations	20.4	30.3	(32.6)%
Net (loss) income from discontinued operations	(2.0)	5.7	NM*
Net income	$18.4	$36.0	(49.1)%
Net income per common share — basic
Income from continuing operations	$0.36	$0.54	(33.3)%
(Loss) income from discontinued operations	(0.04)	0.10	NM*
Net income	$0.32	$0.64	(50.0)%
Net income per common share — diluted
Income from continuing operations	$0.36	$0.53	(32.1)%
(Loss) income from discontinued operations	(0.04)	0.10	NM*
Net Income	$0.32	$0.63	(49.2)%
Weighted-average common and common equivalent shares outstanding
Basic	56.5	56.6
Diluted	57.0	57.4
Dividends declared per common share	$0.330	$0.320

*	Not meaningful

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended April 30,
(in millions)	2016	2015
Net cash provided by operating activities of continuing operations	$86.7	$66.6
Net cash provided by operating activities of discontinued operations	0.7	4.8
Net cash provided by operating activities	$87.4	$71.4
Purchase of businesses, net of cash acquired	$—	$(4.4)
Other	(3.7)	(5.8)
Net cash used in investing activities of continuing operations	(3.7)	(10.2)
Net cash used in investing activities of discontinued operations	(3.1)	(0.1)
Net cash used in investing activities	$(6.8)	$(10.3)
Proceeds from issuance of share-based compensation awards, net of taxes withheld	$4.0	$8.6
Incremental tax benefit from share-based compensation awards	—	0.9
Repurchases of common stock	(10.2)	(7.9)
Dividends paid	(9.3)	(9.0)
Borrowings from line of credit	237.0	230.6
Repayment of borrowings from line of credit	(314.8)	(286.1)
Financing of energy savings performance contracts	6.0	—
Changes in book cash overdrafts	(3.2)	(5.9)
Repayment of capital lease obligations	(0.3)	(0.7)
Net cash used in financing activities	$(90.8)	$(69.5)

	Six Months Ended April 30,
(in millions)	2016	2015
Net cash provided by operating activities of continuing operations	$78.5	$39.9
Net cash used in operating activities of discontinued operations	(22.5)	(0.9)
Net cash provided by operating activities	$56.0	$39.0
Purchase of businesses, net of cash acquired	$(81.0)	$(4.2)
Other	(10.3)	(9.6)
Net cash used in investing activities of continuing operations	(91.3)	(13.8)
Net cash used in investing activities of discontinued operations	(3.1)	(0.1)
Net cash used in investing activities	$(94.4)	$(13.9)
Proceeds from issuance of share-based compensation awards, net of taxes withheld	$2.6	$13.5
Incremental tax benefit from share-based compensation awards	0.5	1.2
Repurchases of common stock	(21.5)	(7.9)
Dividends paid	(18.5)	(17.9)
Deferred financing costs paid	(0.1)	(0.3)
Borrowings from line of credit	536.6	457.3
Repayment of borrowings from line of credit	(485.7)	(470.1)
Financing of energy savings performance contracts	10.5	—
Changes in book cash overdrafts	4.8	(5.9)
Repayment of capital lease obligations	(0.6)	(1.3)
Net cash provided by (used in) financing activities	$28.6	$(31.4)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in millions)	April 30, 2016	October 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$45.7	$55.5
Trade accounts receivable, net of allowances	736.7	742.9
Prepaid expenses	95.9	68.6
Other current assets	25.1	27.0
Total current assets	903.4	894.0
Other investments	29.5	35.7
Property, plant and equipment, net of accumulated depreciation	73.4	74.0
Other intangible assets, net of accumulated amortization	124.3	111.4
Goodwill	912.5	867.5
Deferred income tax asset, net	26.5	34.1
Other noncurrent assets	114.9	114.0
Total assets	$2,184.5	$2,130.7
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade accounts payable	$178.2	$179.1
Accrued compensation	117.1	128.8
Accrued taxes—other than income	35.7	31.6
Insurance claims	90.3	90.0
Income taxes payable	0.6	8.9
Other accrued liabilities	146.3	129.8
Total current liabilities	568.2	568.2
Noncurrent income taxes payable	54.7	53.2
Line of credit	208.9	158.0
Noncurrent insurance claims	304.5	297.4
Other noncurrent liabilities	56.0	46.4
Total liabilities	1,192.3	1,123.2
Total stockholders' equity	992.2	1,007.5
Total liabilities and stockholders’ equity	$2,184.5	$2,130.7

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended April 30,		Increase/ (Decrease)
($ in millions)	2016	2015
Revenues
Janitorial	$686.4	$659.5	4.1%
Facility Services	143.0	145.8	(1.9)%
Parking	164.6	153.5	7.2%
Building & Energy Solutions	153.1	121.5	25.9%
Other	110.0	96.1	14.5%
Total revenues	$1,257.1	$1,176.4	6.9%
Operating profit
Janitorial	$34.8	$39.3	(11.4)%
Facility Services	6.9	6.6	5.5%
Parking	6.3	6.7	(6.0)%
Building & Energy Solutions	2.9	3.2	(8.8)%
Other	3.5	3.0	19.0%
Corporate	(41.0)	(29.4)	39.7%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(0.8)	(2.2)	(61.4)%
Adjustment for tax deductions for energy efficient government buildings, included in Building & Energy Solutions	(0.9)	—	100.0%
Total operating profit	11.8	27.2	(56.7)%
Income from unconsolidated affiliates, net	0.9	2.2	(59.6)%
Interest expense	(2.4)	(2.5)	(5.1)%
Income from continuing operations before income taxes	10.3	26.9	(61.7)%
Income tax provision	(3.5)	(10.9)	(67.8)%
Income from continuing operations	6.8	16.0	(57.6)%
Net (loss) income from discontinued operations	(2.4)	2.3	NM*
Net income	$4.4	$18.3	(76.1)%

*	Not meaningful

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Six Months Ended April 30,		Increase/ (Decrease)
($ in millions)	2016	2015
Revenues
Janitorial	$1,372.1	$1,325.5	3.5%
Facility Services	301.4	302.0	(0.2)%
Parking	326.7	309.2	5.7%
Building & Energy Solutions	302.9	240.9	25.7%
Other	222.3	193.3	15.0%
Total revenues	$2,525.5	$2,370.9	6.5%
Operating profit
Janitorial	$68.5	$73.7	(7.1)%
Facility Services	12.0	12.5	(4.1)%
Parking	11.3	13.2	(14.4)%
Building & Energy Solutions	9.4	4.4	NM*
Other	5.2	5.6	(6.2)%
Corporate	(76.6)	(61.7)	24.2%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(3.3)	(3.7)	(11.1)%
Adjustment for tax deductions for energy efficient government buildings, included in Building & Energy Solutions	(1.1)	—	100.0%
Total operating profit	25.4	44.0	(42.2)%
Income from unconsolidated affiliates, net	3.3	3.7	(11.3)%
Interest expense	(5.1)	(5.2)	(2.4)%
Income from continuing operations before income taxes	23.6	42.5	(44.4)%
Income tax provision	(3.2)	(12.2)	(73.7)%
Income from continuing operations	20.4	30.3	(32.6)%
Net (loss) income from discontinued operations	(2.0)	5.7	NM*
Net income	$18.4	$36.0	(49.1)%

*	Not meaningful

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

($ in millions, except per share amounts)	Three Months Ended April 30,		Six Months Ended April 30,
	2016	2015	2016	2015
Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations
Adjusted income from continuing operations	$17.7	$19.0	$39.3	$37.2
Items impacting comparability:
CEO/CFO Change(a)	—	(1.4)	—	(4.6)
Self-insurance adjustment	(4.7)	(3.0)	(10.7)	(3.0)
Rebranding	—	—	—	(0.1)
U.S. Foreign Corrupt Practices Act investigation(b)	—	(0.1)	(0.1)	(0.2)
Onsite realignment	—	(0.1)	—	(0.8)
Restructuring and related(c)	(8.6)	—	(15.7)	—
Acquisition costs	(0.2)	(0.5)	(1.0)	(0.7)
Litigation and other settlements(d)	(5.2)	—	(4.9)	(2.3)
Total items impacting comparability	(18.7)	(5.1)	(32.3)	(11.7)
Income tax benefit	7.8	2.1	13.4	4.8
Items impacting comparability, net of taxes	(10.9)	(3.0)	(18.9)	(6.9)
Income from continuing operations	$6.8	$16.0	$20.4	$30.3

	Three Months Ended April 30,		Six Months Ended April 30,
	2016	2015	2016	2015
Reconciliation of Adjusted EBITDA to Net Income
Adjusted EBITDA	$46.0	$48.7	$89.7	$87.5
Items impacting comparability	(18.7)	(5.1)	(32.3)	(11.7)
Net (loss) income from discontinued operations	(2.4)	2.3	(2.0)	5.7
Income tax provision	(3.5)	(10.9)	(3.2)	(12.2)
Interest expense, net(e)	(2.1)	(2.5)	(4.4)	(5.2)
Depreciation and amortization	(15.0)	(14.2)	(29.3)	(28.1)
Net income	$4.4	$18.3	$18.4	$36.0

	Three Months Ended April 30,		Six Months Ended April 30,
	2016	2015	2016	2015
Reconciliation of Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share
Adjusted income from continuing operations per diluted share	$0.31	$0.33	$0.69	$0.65
Items impacting comparability, net of taxes	(0.19)	(0.05)	(0.33)	(0.12)
Income from continuing operations per diluted share	$0.12	$0.28	$0.36	$0.53
Diluted shares	56.9	57.6	57.0	57.4

(a) Represents severance and other costs related to the departure of our former CEO and CFO.

(b) Includes legal and other cost incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.

(c) Includes costs for 2020 Vision Transformation Initiative, net of the reversal of certain share-based compensation costs.

(d) Includes costs related to a reserve established for an outstanding client receivable that is being litigated, and based on recent unfavorable developments, a significant portion of the outstanding receivable amount is no longer deemed collectible.

(e) Adjusted EBITDA does not include interest income for certain long term energy contracts, in which case a gross up of both interest income and interest expense is being recorded. Thus, interest expense for the three and six months ended April 30, 2016, is shown net of interest income of $0.3 million and $0.6 million, respectively.

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

2016 GUIDANCE

	Year Ended October 31, 2016
	Low Estimate	High Estimate
Reconciliation of Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share
Previously announced adjusted income from continuing operations per diluted share	$1.50	$1.60
Increase(a)	0.05	0.05
Revised adjusted income from continuing operations per diluted share(b)	$1.55	$1.65
Adjustments(c)	(0.48)	(0.48)
Income from continuing operations per diluted share(b)	$1.07	$1.17

(a) Represents anticipated benefit of timing related to savings associated with the 2020 Vision Initiative and other strategic investments that have not yet occurred.

(b) This guidance excludes any potential benefits associated with certain other discrete tax items.

(c) Adjustments include potential costs associated with the strategic review and realignment, legal settlements, adjustments to self-insurance reserves pertaining to prior year's claims and other unique items impacting comparability.